Exhibit 5.1
November 10, 2022
Archer Aviation Inc.
190 West Tasman Drive
San Jose, California 95134
Ladies and Gentlemen:
At your request, we have examined the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 filed by Archer Aviation Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 10, 2022 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of: (1) the issuance by the Company of up to an aggregate of 25,398,947 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Shares”), of the Company, consisting of (a) up to 8,732,280 Class A Shares that are issuable upon the exercise of (i) private placement warrants exercisable for up to 8,000,000 Class A Shares (the “Sponsor Warrants”) issued to Atlas Crest Investment LLC (the “Sponsor”) and its permitted transferees in connection with the initial public offering (the “Atlas IPO”) of Atlas Crest Investment Corp. (“Atlas”) and (ii) private placement warrants exercisable for up to 732,280 Class A Shares issued to a lender in connection with a loan and security agreement (the “Lender Warrants” and, together with the Sponsor Warrants, the “Private Warrants”) and (b) up to 16,666,667 Class A Shares issuable upon the exercise of warrants exercisable for up to 16,666,667 Class A Shares (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the Atlas IPO; (2) up to an aggregate of 110,742,480 Class A Shares for offer and resale by the selling securityholders described and listed in the Registration Statement (the “Selling Securityholders”), consisting of up to (a) 4,673,790 Class A Shares issued to the Sponsor and its permitted transferees in connection with the Atlas IPO (the “Sponsor Shares”), of which 1,875,000 Class A Shares are subject to certain stock price-based vesting conditions as described in more detail in the Registration Statement (the “Earnout Shares”), (b) 29,257,202 Class A Shares, consisting of (i) 27,744,702 Class A Shares (the “PIPE Shares”) issued in connection with a private placement described in more detail in the Registration Statement and (ii) 1,512,500 Class A Shares issued to satisfy certain fees as described in the Registration Statement (the “Fee Shares”), (c) 8,732,280 Class A Shares issuable upon the exercise of the Private Warrants and (d) 68,079,208 Class A Shares (including Class A Shares issuable upon conversion of Class B Common Stock, par value $0.0001, of the Company and Class A Shares issuable upon the exercise of certain outstanding warrants) pursuant to an amended and restated registration rights agreement as described in the Registration Statement (the “RRA Shares”); and (3) the offer and resale by certain of the Selling Securityholders of up to 3,451,415 Private Warrants.
In connection with our opinion expressed below, we have also examined originals or copies of the prospectus prepared in connection with the Registration Statement (the “Prospectus”); the Company’s current Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (collectively, the “Charter Documents”); the Amended and Restated Business Combination Agreement, dated as of July 29, 2021, by and among the Company, Atlas, and Artemis Acquisition Sub Inc.; the Warrant Agreement, dated October 27, 2020 by and between the Company, and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); the Lender Warrants and the Private Warrants; certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Charter Documents; and such other agreements, documents, certificates and statements of the Company, its transfer agent, its warrant agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized Class A Shares that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the Class A Shares to be sold by the Selling Securityholders pursuant to the Registration Statement and the Prospectus. We also have assumed that the Warrant Agreement, at the time of the exercise of the Warrants in exchange for Class A Shares will be a valid and legally binding obligation of the Warrant Agent (as defined in the Warrant Agreement).
We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law and, solely with respect to whether or not the Sponsor Warrants and the Public Warrants are the valid and binding obligations of the Company, the existing laws of the State of New York.
This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Sponsor Warrants and the Public Warrants:
1.
The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

2.
The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.
Based upon the foregoing, we are of the opinion that,
1.
The Class A Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and delivered upon exercise of the Warrants in the manner and for the consideration stated in the Warrants, will be validly issued, fully paid and non-assessable.

2.
The PIPE Shares have been duly authorized and are validly issued, fully paid and non-assessable.

3.
The Fee Shares have been duly authorized and are validly issued, fully paid and non-assessable.

4.
The Sponsor Shares, excluding the Earnout Shares, have been duly authorized and are validly issued, fully paid and non-assessable.

5.
The Earnout Shares have been duly authorized and are validly issued and are non-assessable and, when the conditions to vesting stated in the Sponsor Letter Agreement (as defined in the Registration Statement) have been satisfied, will by fully paid and no longer subject to forfeiture.

6.
The RRA Shares have been duly authorized and are validly issued, fully paid and non-assessable.

7.
The Private Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the securities to be sold by the Selling Securityholders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.
Very Truly Yours,
/s/ Fenwick & West LLP Fenwick & West LLP